                                                                    EXHIBIT 4(g)

================================================================================


                       PORTLAND GENERAL ELECTRIC COMPANY

                                       TO

                              MARINE MIDLAND BANK
                       (FORMERLY THE MARINE MIDLAND TRUST
                              COMPANY OF NEW YORK)

                                                                        Trustee.

                            ________________________

                             SUPPLEMENTAL INDENTURE


                              Dated ________, 199_


                           _________________________


                      $____________ First Mortgage Bonds,
                          _____%  Series due _________


                            ________________________



            Supplemental to Indenture of Mortgage and Deed of Trust, dated July 1, 1945 of Portland General Electric Company.


================================================================================

                 ___________________ SUPPLEMENTAL INDENTURE, dated __________,
199__ made by and between Portland General Electric Company, an Oregon corporation (hereinafter called the "Company"), party of the first part, and Marine Midland Bank (formerly The Marine Midland Trust Company of New York), a New York banking corporation and trust company (hereinafter called the "Trustee"), party of the second part.

         WHEREAS, the Company has heretofore executed and delivered its Indenture of Mortgage and Deed of Trust (herein sometimes referred to as the "Original Indenture"), dated July 1, 1945, to the Trustee to secure an issue of First Mortgage Bonds of the Company; and

         WHEREAS, Bonds in the aggregate principal amount of $34,000,000 have heretofore been issued under and in accordance with the terms of the Original Indenture as Bonds of an initial series designated "First Mortgage Bonds, 3-1/8% Series due 1975" (herein sometimes referred to as the "Bonds of the 1975 Series"); and

         WHEREAS, the Company has heretofore executed and delivered to the Trustee several supplemental indentures which provided, among other things, for the creation or issuance of several new series of First Mortgage Bonds under the terms of the Original Indenture as follows:



Supplemental                                                                                Principal
 Indenture       Dated                                   Series                              Amount
------------     -----                                   ------                             ---------
First            11-1-47                3-1/2%    Series due 1977                    $  6,000,000   (1)
Second           11-1-48                3-1/2%    Series due 1977                       4,000,000   (1)
Third            5-1-52                 3-1/2%    Second Series due 1977                4,000,000   (1)
Fourth           11-1-53                4-1/8%    Series due 1983                       8,000,000   (2)
Fifth            11-1-54                3-3/8%    Series due 1984                      12,000,000   (1)
Sixth            9-1-56                 4-1/4%    Series due 1986                      16,000,000   (1)
Seventh          6-1-57                 4-7/8%    Series due 1987                      10,000,000   (1)
Eighth           12-1-57                5-1/2%    Series due 1987                      15,000,000   (3)
Ninth            6-1-60                 5-1/4%    Series due 1990                      15,000,000   (1)
Tenth            11-1-61                5-1/8%    Series due 1991                      12,000,000   (1)
Eleventh         2-1-63                 4-5/8%    Series due 1993                      15,000,000   (1)
Twelfth          6-1-63                 4-3/4%    Series due 1993                      18,000,000   (1)
Thirteenth       4-1-64                 4-3/4%    Series due 1994                      18,000,000   (1)
Fourteenth       3-1-65                 4.70%     Series due 1995                      14,000,000   (1)
Fifteenth        6-1-66                 5-7/8%    Series due 1996                      12,000,000
Sixteenth        10-1-67                6.60%     Series due October 1, 1997           24,000,000
Seventeenth      4-1-70                 8-3/4%    Series due April 1, 1977             20,000,000   (1)
Eighteenth       11-1-70                9-7/8%    Series due November 1, 2000          20,000,000   (4)
Nineteenth       11-1-71                8%        Series due November 1, 2001          20,000,000   (4)
Twentieth        11-1-72                7-3/4%    Series due November 1, 2002          20,000,000

Twenty-first     4-1-73                 7.95%     Series due April 1, 2003             35,000,000
Twenty-second    10-1-73                8-3/4%    Series due October 1, 2003           17,000,000   (4)
Twenty-third     12-1-74                10-1/2%   Series due December 1, 1980          40,000,000   (1)
Twenty-fourth    4-1-75                 10%       Series due April 1, 1982             40,000,000   (1)
Twenty-fifth     6-1-75                 9-7/8%    Series due June 1, 1985              27,000,000   (1)
Twenty-sixth     12-1-75                11-5/8%   Series due December 1, 2005          50,000,000   (4)
Twenty-seventh   4-1-76                 9-1/2%    Series due April 1, 2006             50,000,000   (4)
Twenty-eighth    9-1-76                 9-3/4%    Series due September 1, 1996         62,500,000   (4)
Twenty-ninth     6-1-77                 8-3/4%    Series due June 1, 2007              50,000,000   (4)
Thirtieth        10-1-78                9.40%     Series due January 1, 1999           25,000,000   (4)
Thirty-first     11-1-78                9.80%     Series due November 1, 1998          50,000,000   (4)
Thirty-second    2-1-80                 13-1/4%   Series due February 1, 2000          55,000,000   (4)
Thirty-third     8-1-80                 13-7/8%   Series due August 1, 2010            75,000,000   (4)
Thirty-sixth     10-1-82                13-1/2%   Series due October 1, 2012           75,000,000   (4)
Thirty-seventh   11-15-84               11-5/8%   Extendable Series A due
                                                  November 15, 1999                    75,000,000   (4)
Thirty-eighth    6-1-85                 10-3/4%   Series due June 1, 1995              60,000,000   (4)
Thirty-ninth     3-1-86                 9-5/8%    Series due March 1, 2016            100,000,000   (4)
Fortieth         10-1-90                Medium Term Note Series                       200,000,000
Forty-first      12-1-91                Medium Term Note Series I                     150,000,000
Forty-second      4-1-93                7-3/4%    Series due April 15, 2023           150,000,000
Forty-third       7-1-93                Medium Term Note Series II                     75,000,000
Forty-fourth      8-1-94                Medium Term Note Series III                    75,000,000
Forty-fifth       5-1-95                Medium Term Note Series IV                     75,000,000
Forty-______     _______                ____________________________                  ______________
_____________    _________              _______   __________________, _____          ____________   ____


(1) Paid in full at maturity.
(2) This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 3-3/8% Series due 1984.
(3) This entire issue of Bonds was redeemed out of proceeds from the sale of First Mortgage Bonds, 4-5/8% Series due 1983.
(4) Redeemed in full prior to maturity.

which bonds are sometimes referred to herein as the "Bonds of the 1977 Series", "Bonds of the 1977 Second Series", "Bonds of the 1983 Series", "Bonds of the 1984 Series", "Bonds of the 1986 Series", "Bonds of the 4-7/8% Series due 1987", "Bonds of the 5-1/2% Series due 1987", "Bonds of the 1990 Series", "Bonds of the 1991 Series", "Bonds of the 4-5/8% Series due 1993", "Bonds of the 4-3/4% Series due 1993", "Bonds of the 1994 Series", "Bonds of the 1995 Series", "Bonds of the 1996 Series", "Bonds of the 1997 Series", "Bonds of the 1977 Third Series", "Bonds of the 2000 Series", "Bonds of the 2001 Series", "Bonds of the 2002 Series", "Bonds of the 2003 Series", "Bonds of the 2003 Second Series", "Bonds of the 1980 Series", "Bonds of the 1982 Series", "Bonds of the 1985 Series", "Bonds of the 2005 Series", "Bonds of the 2006 Series", "Bonds of the 1996 Second Series", "Bonds of the 2007 Series", "Bonds of the 1999 Series", "Bonds of the 1998 Series", "Bonds of the 2000 Second Series", "Bonds of the 2010 Series", "Bonds of the 2012 Series", "Bonds of the Extendable Series A", "Bonds of the 1995 Second Series", "Bonds of the 2016 Series", "Bonds of the Medium Term Note Series", "Bonds of the Medium Term Note Series I", "Bonds of the 2023 Series",

"Bonds of the Medium Term Note Series II", "Bonds of the Medium Term Note Series III", "Bonds of the Medium Term Note Series IV", and "Bonds of the _____________________", respectively; and

        WHEREAS, the Original Indenture provides that the Company and the Trustee, subject to the conditions and restrictions in the Original Indenture contained, may enter into an indenture or indentures supplemental thereto, which shall thereafter form a part of said Original Indenture, among other things, to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture with the same force and effect as though included in the granting clauses thereof, additional properties acquired by the Company after the execution and delivery of the Original Indenture, and to provide for the creation of any series of Bonds (other than the Bonds of the 1975 Series), designating the series to be created and specifying the form and provisions of the Bonds of such series as therein provided or permitted, and to provide a sinking, amortization, replacement or other analogous fund for the benefit of all or any of the Bonds of any one or more series, of such character and of such amount, and upon such terms and conditions as shall be contained in such supplemental indenture; and

        WHEREAS, the Company has heretofore executed and delivered to the Trustee the Fortieth Supplemental Indenture and the Forty-first Supplemental Indenture amending in certain respects the Original Indenture, as theretofore supplemented (such Original Indenture as so amended hereinafter referred to as the "Original Indenture"); and

        WHEREAS, the Company desires to provide for the creation of a new series of bonds to be known as "First Mortgage Bonds, ______% Series due _________," (sometimes herein referred to as the "Bonds of the ______ Series"), and to specify the form and provisions of the Bonds of such series, and to mortgage, pledge, convey, transfer or assign to the Trustee and to subject to the lien of the Original Indenture certain additional properties acquired by the Company since the execution and delivery of the Original Indenture; and

        WHEREAS, the Company intends at this time to issue not to exceed $_________________ aggregate principal amount of Bonds of the _______ Series under and in accordance with the terms of the Original Indenture and the Supplemental Indentures above referred to; and

        WHEREAS, the Bonds of the _________ Series and the Trustee's authentication certificate to be executed on the Bonds of the _________ Series, are to be substantially in the following forms, respectively:

                        (Form of Bond of the ___ Series)


                                     [FACE]


No. R                                                           $..............


                       PORTLAND GENERAL ELECTRIC COMPANY
         FIRST MORTGAGE BOND, [_____%](1) SERIES [DUE __________, ____](1)

        Portland General Electric Company, an Oregon corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to
 ..................................................................... or
registered assigns .......................................................
Dollars on ___________,______, and to pay interest thereon from [the __________ or _______________, as the case may be, next preceding the date hereof to which interest has been paid (unless the date hereof is a ___________ or ___________ to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to ___________, 199__, in which case from ___________, 19__, or unless the date hereof is between a ____________ or ____________, as the case may be, and the following __________ or ____________, in which case from such ___________ or ____________, provided, however, that if and to the extent the Company shall default in payment of the interest due on such _____________ or ___________, then from the next preceding date to which interest has been paid or if such default shall be in respect of the interest due on ____________, 199__, then from _____________, 199__),](1) at the rate of [_________ , semi-annually on the first day of _________ and on the first day of __________ in each year beginning on ____________, 199__,](1) until payment of the principal hereof has been made or duly provided for. The interest so payable on any [____________ or ____________](1) will, subject to certain exceptions provided in the ___________ Supplemental Indenture referred to on the reverse hereof, be paid to the person in whose name this bond is registered at the close of business on the [________________ or ____________, as the



____________________

        (1) Bracketed material may be changed if Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds, or are to be authenticated and delivered periodically and with variations in the date of issuance, maturity date, interest rate, interest payment date, place of payment of interest, and/or redemption provisions as between individual Bonds of a series.

case may be, next preceding such ___________________ or __________________.](2)

        The principal of this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and interest thereon will be paid in like coin or currency at said office or agency.

        Reference is hereby made to the further provisions of this bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, PORTLAND GENERAL ELECTRIC COMPANY has caused this instrument to be executed manually or in facsimile by its duly authorized officers and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated ___________________

                                              PORTLAND GENERAL ELECTRIC COMPANY,
                                                   By __________________________
                                                                         [Title]
Attest: _________________________
                Secretary.

               (Form of Trustee's Authentication Certificate for
                          Bonds of the _______ Series)

        This is one of the bonds, of the series designated herein, described in the within-mentioned Indenture.

                                                MARINE MIDLAND BANK, AS TRUSTEE,
                                                    By  ________________________
                                                             Authorized Officer.



____________________

        (2) Bracketed material may be changed if Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds, or are to be authenticated and delivered periodically and with variations in the date of issuance, maturity date, interest rate, interest payment date, place of payment of interest, and/or redemption provisions as between individual Bonds of a series.

                                   [reverse]

        This bond is one of the bonds, of a series designated as ______% Series [due ________,_______ ,](3) of an authorized issue of bonds of the Company, known as First Mortgage Bonds, not limited as to maximum aggregate principal amount, all issued or issuable in one or more series under and equally secured (except insofar as any sinking fund, replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage and Deed of Trust dated July 1, 1945, duly executed and delivered by the Company to The Marine Midland Trust Company of New York (now Marine Midland Bank), as Trustee, as supplemented and modified by supplemental indentures (such Indenture of Mortgage and Deed of Trust as so supplemented and modified being hereinafter called the "Indenture"), to which Indenture and all indentures supplemental thereto, reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

        The bonds of the ___________% Series [due _________ ,________](3) are
subject to redemption prior to maturity as a whole at any time or in part from time to time [(a) during each of the twelve months' periods set forth in the tabulation below, at the option of the Company (by operation of the replacement fund provided in the Indenture and otherwise, except in the cases mentioned in the following clause (b)), upon payment of the applicable percentage of the principal amount thereof set forth in said tabulation, under the heading "Regular Redemption Price"; provided, however, that no such redemption shall be made prior to _________, _________ directly or indirectly out of the proceeds of or in anticipation of any borrowings or the issuance of other debt obligations by or for the account of the Company having an effective interest cost (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with such borrowings or issuance) of less than _________ per annum; and (b)](4) [by operation of the sinking fund provided for in the Indenture and](5) by application of proceeds of the sale or disposition substantially as an entirety of the electric properties of the Company at Portland, Oregon

____________________

        (3) Bracketed material may be changed if Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds, or are to be authenticated and delivered periodically and with variations in the date of issuance, maturity date, interest rate, interest payment date, place of payment of interest, and/or redemption provisions as between individual Bonds of a series.

        (4) May be omitted or changed if the Bonds of the series to which this Supplemental Indenture relates are to be nonredeemable or the redemption provisions with respect thereto differ from those described.

        (5) Bracketed material to be omitted if there is no sinking fund to be provided for the Bonds of the series to which this Supplemental Indenture relates.

[and (in the instances provided in the Indenture) by the application of proceeds of property subject to the lien thereof,](6) upon payment of the principal amount thereof:

   Twelve                                      Twelve
  Months'                Regular              Months'               Regular
   Period              Redemption              Period             Redemption
 Beginning                Price              Beginning               Price
 ---------             ----------            ---------            ----------






together in each case with interest accrued on the bonds to be redeemed to the redemption date, upon prior notice given by mailing such notice to the respective registered holders of such bonds not less than thirty nor more than ninety days prior to the redemption date, all as more fully provided in the Indenture.

        If this bond or any portion thereof (One Thousand Dollars or an integral multiple thereof) is duly called for redemption and payment duly provided for as specified in the Indenture, this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for and shall cease to bear interest from and after the redemption date.

   (6) In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only upon surrender of this bond in exchange for a bond or bonds (but only of authorized denominations of the same series) for the unredeemed balance of the principal amount of this bond.

        The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds and coupons; provided, however, that no such modification or alteration shall be made without the written approval or consent of the holder hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof or reduce any premium payable on the redemption hereof, (b) permit the creation of any lien, not otherwise permitted, prior


____________________

        (6) May be omitted or changed if the Bonds of the series to which this Supplemental Indenture relates are to be nonredeemable, or the redemption provisions with respect thereto differ from those described.

to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

        This bond is transferable by the registered owner hereof in person or by his attorney duly authorized in writing, at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon surrender of this bond for cancellation and upon payment of any taxes or other governmental charges payable upon such transfer, and thereupon a new registered bond or bonds of the same series and of a like aggregate principal amount will be issued to the transferee or transferees in exchange therefor.

        The Company, the Trustee and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payments of or an account of the principal hereof and interest due hereon, and for all other purposes, whether or not this bond shall be overdue, and neither the Company, the Trustee nor any paying agent shall be affected by any notice to the contrary.

        Bonds of this series are issuable only in fully registered form without coupons in denominations of [$1,000 and any integral multiple thereof].(7) The registered owner of this bond at his option may surrender the same for cancellation at said office of the Trustee and receive in exchange therefor the same aggregate principal amount of registered bonds of the same series but of other authorized denominations upon payment of any taxes or other governmental charges payable upon such exchange and subject to the terms and conditions set forth in the Indenture.

        If an event of default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and as provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

        No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any


____________________

        (7) Bracketed material may be changed if Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds, or are to be authenticated and delivered periodically and with variations in the date of issuance, maturity date, interest rate, interest payment date, place of payment of interest, and/or redemption provisions as between individual Bonds of a series.

constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

        The Indenture provides that this bond shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State.

                  (End of Form of Bond of the ________ Series)

and

        WHEREAS, all acts and proceedings required by law and by the charter or articles of incorporation and bylaws of the Company necessary to make the Bonds of the ________ Series to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute this Supplemental Indenture a valid and binding instrument, have been done and taken; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized;

        NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that, in order to secure the payment of the principal of, premium, if any, and interest on all Bonds at any time issued and outstanding under the Original Indenture as supplemented and modified by the ____________________ supplemental indentures hereinbefore described and as supplemented and modified by this Supplemental Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions therein and herein contained, and for the purpose of confirming and perfecting the lien of the Original Indenture on the properties of the Company hereinafter described, or referred to, and for and in consideration of the premises and of the mutual covenants herein contained, and acceptance of the Bonds of the _________ Series by the holders thereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this Supplemental Indenture and by these presents does grant, bargain, sell, warrant, alien, convey, assign, transfer, mortgage, pledge, hypothecate, set over and confirm unto the Trustee the following property, rights, privileges and franchises (in addition to all other property, rights, privileges and franchises heretofore subjected to the lien of the Original Indenture as supplemented by the ___________ supplemental indentures hereinbefore described and not heretofore released from the lien thereof), to wit:

                                    CLAUSE I

        Without in any way limiting anything hereinafter described, all and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights-of-way, easements, servitudes, permits and licenses, lands under water, riparian rights, franchises, privileges, electric generating plants, electric transmission and distribution systems, and all apparatus and equipment appertaining thereto, offices, buildings, warehouses, garages, and other structures, tracks, machine shops, materials and supplies and all property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems or otherwise, which have been acquired by the Company since the execution and delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company (other than excepted property as defined in the Original Indenture).

                                   CLAUSE II

        All corporate, Federal, State, municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, grants, privileges and immunities of every kind and description, owned, held, possessed or enjoyed by the Company (other than excepted property as defined in the Original Indenture) and all renewals, extensions, enlargements and modifications of any of them, which have been acquired by the Company since the execution and the delivery of the Original Indenture and not heretofore included in any indenture supplemental thereto, and now owned or which may hereafter be acquired by the Company.

                                   CLAUSE III

        Together with all and singular the plants, buildings, improvements, additions, tenements, hereditaments, easements, rights, privileges, licenses and franchises and all other appurtenances whatsoever belonging or in any wise pertaining to any of the property hereby mortgaged or pledged, or intended so to be, or any part thereof, and the reversion and reversions, remainder and remainders, and the rents, revenues, issues, earnings, income, products and profits thereof, and every part and parcel thereof, and all the estate, right, title, interest, property, claim and demand of every nature whatsoever of the Company at law, in equity or otherwise howsoever, in, of and to such property and every part and parcel thereof.

        TO HAVE AND TO HOLD all of said property, real, personal and mixed, and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors and assigns, forever.

        SUBJECT, HOWEVER, to the exceptions, reservations, restrictions, conditions, limitations, covenants and matters contained in all deeds and other instruments whereunder the Company has acquired any of the property now owned by it, and to permitted encumbrances as defined in Subsection B of Section 1.11 of the Original Indenture;

        BUT IN TRUST NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons authenticated and delivered under the Original Indenture and the ________ supplemental indentures hereinbefore described or this Supplemental Indenture, and duly issued by the Company, without any discrimination, preference or priority of any one bond or coupon over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 11.28 of the Original Indenture, so that, subject to said Section 11.28, each and all of said Bonds and coupons shall have the same right, lien and privilege under the Original Indenture and the _________ supplemental indentures hereinbefore described, or this Supplemental Indenture, and shall be equally secured thereby and hereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all of the Bonds and coupons had been issued, sold and negotiated simultaneously on the date of delivery of the Original Indenture;

        AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions in the Original Indenture and the ________ supplemental indentures hereinbefore described and herein set forth and declared.

                                  ARTICLE ONE.

                  BONDS OF THE ____________ SERIES AND CERTAIN
                          PROVISIONS RELATING THERETO.

   (8) SECTION 1.01 A. Definitions Pertaining to Series. The terms defined in this Section 1.01. A (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section 1.01. A. All other terms used in this Supplemental Indenture which are defined in the Indenture or in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Indenture in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this _______ Supplemental Indenture.

Alternate Treasury Rates:

        The term "Alternate Treasury Rate" shall mean as of any _______ the average yields to maturity of the daily closing bids (or less frequently if daily quotations shall not


____________________

        (8) May be inserted if Bonds of the series to which this Supplemental Indenture relate are to bear interest at a rate which may change during the life of the Bonds.

be available), quoted by at least three recognized U.S. Government securities dealers selected by the Company, for all marketable U.S. Treasury securities with a maturity of not less than three months shorter, or more than three months longer, than the applicable Comparable Maturity from such ________ (other than securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax) for the most recent five consecutive business days during which there had been at least three days on which daily closing bids are quoted within the period beginning on the preceding _______ such ______________ and ending prior to such _____________.

Applicable Treasury Rate:

        The term "Applicable Treasury Rate" shall mean as of any ________ (i) if available, the most recent weekly Comparable Maturity Treasury Rate published during the period beginning on the ________ January ______, preceding such ____________ and ending on such ___________, or (ii) if such Weekly Comparable Maturity Treasury Rate is not available, the Alternate Treasury Rate as of such or (iii) if the Alternate Treasury Rate as of such __________is not available due to the Company's failure to select the requisite securities dealers, the most recently published Weekly Comparable Maturity Treasury Rate.

Business Day:

        The term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a legal holiday for banking institutions in The City of New York.

Comparable Maturity:

        The term "Comparable Maturity" shall mean a period of _____ years corresponding to the term of the relevant Interest Period.

Interest Payment Date:

        The term "Interest Payment Date" shall mean each ________ and ____________, commencing ____________, while any Bonds of the ___________
Series is outstanding.

Interest Period:

        The term "Interest Period", other than the initial Interest Period, shall mean a period of _____________ years ending on _____________ of any year through and including ______________. The initial Interest Period shall be the period commencing on __________ and ending on __________.

Redeemable Period:

        The term "Redeemable Period" means the period, if any, during any Interest Period (after the initial Interest Period) during which the Bonds of the _______ Series are redeemable at the option of the Company.

Redemption Price:

        The term "Redemption Price" means the percentage or percentages (not less than 100%) of principal amount of the Bonds of the ___________ Series at which the Bonds of the ____________ are redeemable.

U.S. Treasury Differential Percentages:

        The term "U.S. Treasury Differential Percentage" shall have the meaning set forth in Section ________.

Wall Street Journal Notice:

        The term "Wall Street Journal Notice" shall refer to the newspaper notice indicating a higher interest rate and otherwise in the manner described in Section _______ .

Weekly Comparable Maturity Treasury Rate:

        The term "Weekly Comparable Maturity Treasury Rate" shall mean the weekly average yield to maturity value adjusted to a constant maturity of the Comparable Maturity as read from the yield curves of the most actively traded marketable U.S. Treasury fixed interest rate securities as constructed daily by the U.S. Treasury Department and as published by the Federal Reserve Board or any Federal Reserve Bank or by any United States Government department or agency. Since February 1977, Weekly Comparable Maturity Treasury Rates have been published by the Federal Reserve Board weekly in "Statistical Release H. 15(519). Selected Interest Rates" as "U.S. Government securities -- Treasury constant maturities."

        SECTION 1.01. Certain Terms of Bonds of the __________ Series. There shall be a series of Bonds, known as and entitled "First Mortgage Bonds, _______ [% Series due ____________ , __________"](9) (sometimes herein referred to as the "Bonds of the ___________________


____________________

        (9) Bracketed material may be changed if Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds, or are to be authenticated and delivered periodically and with variations in the date of issuance, maturity date, interest rate, interest payment date, place of payment of interest, and/or redemption provisions as between individual Bonds of a series.

_____ Series") and the form thereof shall be substantially as hereinabove set forth. The aggregate principal amount of the Bonds of the ______ Series shall be limited to _____________ excluding, however, any Bonds of the ________ Series which may be executed, authenticated and delivered in exchange for or in lieu of or in substitution for other Bonds of the _________ Series pursuant to the provisions of the Original Indenture or of this Supplemental Indenture.

        The definitive Bonds of the _______ Series shall be issuable only in fully registered form without coupons in the denomination of [$1,000 and in any integral multiple thereof.](10) [Except as provided in the next succeeding sentence and notwithstanding the provisions of Section 2.05 of the Original Indenture,](10) each Bond of the _______ Series shall be dated as of the date of its authentication, [shall mature __________________, ____________,](10) and shall bear interest from [the __________ or ____________, as the case may be, next preceding the date thereof to which interest has been paid, unless the date thereof is a _________ or ____________ to which interest has been paid, in which case it shall bear interest from such date, or unless the date thereof is prior to ____________, 199__, in which case it shall bear interest from _____________, 199__. Each Bond of the _______________ Series authenticated between the record date (as hereinafter in this Section ____ defined) for any interest payment date and such interest payment date shall be dated as of the date of its authentication, but shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any Bond of the ______ Series so authenticated shall bear interest from the __________ or ____________, as the case may be, next preceding the date of such Bond to which interest has been paid, or if such default shall be in respect of the interest due on _____________, 199__, then from __________, 199__.](10) [All](10) Bonds of the _____________ Series shall bear interest at the rate of [_____%](10) per annum until the payment of the principal thereof has been made or duly provided for, such interest to be payable [semi-annually on ________ and _____________ in each year.](10) The person in whose name any Bond of the _________ Series is registered at the close of business on any record date (as hereinafter in this Section ____ defined) with respect to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on a subsequent record date fixed by the Company, which subsequent record date shall be


____________________

        (10) Bracketed material may be changed if Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds, or are to be authenticated and delivered periodically and with variations in the date of issuance, maturity date, interest rate, interest payment date, place of payment of interest, and/or redemption provisions as between individual Bonds of a series.

fifteen (15) days prior to the payment of such defaulted interest. The term "record date" as used in this Section ____ with respect to any [semi-annual](10) interest payment date shall mean the [_________________ or ___________, as the case may be, next preceding such interest payment date, or, if such _________ or ____________ is not a business day, the business day next preceding such _________ or _______________.](11) The principal of the Bonds of the ____________ Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts at the office or agency of the Company in the Borough of Manhattan, City and State of New York, and interest on such Bonds shall be payable in like coin or currency at said office or agency.

        The definitive Bonds of the _________ Series may be issued in the form of Bonds, engraved, printed or lithographed on steel engraved borders.

        Upon compliance with the provisions of Section 2.06 of the Original Indenture and upon payment of any taxes or other governmental charges payable upon such exchange, Bonds of the ________ Series may be exchanged for a new Bond or Bonds of different authorized denominations of like aggregate principal amount.

        The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the________ Series.

        Notwithstanding the provisions of Section 2.11 of the Original Indenture, no service charge shall be made for any exchange or transfer of Bonds of the _________ Series, but the Company at its option may require payment of a sum sufficient to cover any tax or other governmental charge incident thereto.

        SECTION 1.02. Redemption Provisions for Bonds of the _______ Series. The Bonds of the __________ Series shall be subject to redemption prior to maturity as a whole at any time or in part from time to time

         (12) (a) during each of the twelve month periods set forth in the tabulation below, at the option of the Company (through the operation of the replacement fund provided for in Section 4.04 of the Original Indenture and otherwise, except in the cases mentioned in the following clause (b)), upon payment of the


____________________

        (11) Bracketed material may be changed if Bonds of the series to which this Supplemental Indenture relates are to bear interest at a rate which may change during the life of such Bonds, or are to be authenticated and delivered periodically and with variations in the date of issuance, maturity date, interest rate, interest payment date, place of payment of interest, and/or redemption provisions as between individual Bonds of a series.

        (12) May be omitted or changed if the Bonds of the series to which this Supplemental Indenture relates are to be nonredeemable or the redemption provisions with respect thereto differ from those described.

        applicable percentage of the principal amount thereof set forth in said tabulation under the heading "Regular Redemption Price"; provided, however, that no such redemption shall be made prior to ____________________, _____________ directly or indirectly out of the proceeds of or in anticipation of any borrowings or the issuance of other debt obligations by or for the account of the Company having an effective interest cost (calculated after adjustment, in accordance with generally accepted financial practice, for any premium received or discount granted in connection with such borrowings or issuance) of less than ___________ per annum; and

                 (b)       (13)(i)          through the operation of the
                                            sinking fund for the Bonds of the
                                            _____ Series provided for in
                                            Section _____ of this Supplemental
                                            Indenture,

                           (14)(ii) through the application of cash deposited with the Trustee pursuant to Section 6.04 of the Original Indenture, upon the taking, purchase or sale of any property subject to the lien hereof or thereof in the manner set forth in said Section, or

                              (iii) through the application of cash representing the proceeds of the sale or disposition substantially as an entirety of the electric properties of the Company at
                                            Portland, Oregon, which is required
                                            by the provisions of Section 7.01
                                            of the Original Indenture to be
                                            applied to the retirement of Bonds,

        upon payment of the principal amount thereof (the "Special Redemption Price"):

         Twelve                                             Twelve
         Months'                   Regular                  Months'                   Regular
          Period                 Redemption                  Period                 Redemption
        Beginning                   Price                  Beginning                   Price
        ---------              ---------------             ---------              ---------------



____________________

        (13) May be omitted or changed if there is no sinking fund to be provided for the Bonds of the series to which this Supplemental Indenture relates or if the sinking fund provisions with respect thereto differ from those described.

        (14) May be omitted or changed if the Bonds of the Series to which this Supplemental Indenture relates are to be nonredeemable or the redemption provision with respect thereto differ from those described.

together in each case with interest accrued on the Bonds to be redeemed to the redemption date, upon prior notice by mailing such notice to the respective registered owners of such Bonds not less than thirty nor more than ninety day prior to the redemption date; and otherwise as provided in Article Nine of the Original Indenture.


   (15) SECTION 1.03. Sinking Fund for Bonds of the __________ Series; Bonds Credited upon or Redeemed Through Certain Sinking Fund Payments Limited as to further use as Basis of Other Action or Credit. So long as any Bonds of the _______ Series are outstanding:

        The Company covenants that, for the purpose of providing a sinking fund for the Bonds of the ______ Series, it will, subject to the provisions hereinafter in this Section set forth, pay to the Trustee on or before ____________ in each year, commencing ______________, and continuing to and including _________, _____________, a sum sufficient (exclusive of accrued interest) to redeem, on the next ensuing __________, at the Special Redemption Price at which the same are then redeemable, a principal amount of Bonds of the ___________ Series equal to the lowest integral multiple of $1,000 which equals or exceeds _________% of the greatest aggregate principal amount of Bonds of the ________ Series heretofore at any one time outstanding, after deducting from said greatest aggregate principal amount the sum of the following amounts, in the event that such sum would equal $500,000 or more, namely, (1) the aggregate principal amount of Bonds of the _______ Series theretofore redeemed by the application of the proceeds of property released from the lien of the Original Indenture or taken or purchased pursuant to the provisions of Article Six of the Original Indenture, and (2) the aggregate principal amount of Bonds of the _______ Series theretofore redeemed and retired and made the basis for the withdrawal of such proceeds pursuant to
Section 7.03 of the Original Indenture or certified pursuant to Section 6.06 of the Original Indenture in lieu of the deposit of cash upon the release or taking of property.

        The dates upon which payments are required for the sinking fund for Bonds of the ______ Series above provided are herein referred to as "sinking fund payment dates".


____________________

        (15) May be omitted or changed if there is no sinking fund to be provided for the Bonds of the Series to which this Supplemental Indenture relates or if the sinking fund provisions with respect thereto differ from those described.

        The Company may

  (16) (1) in whole at any time or in part from time to time, but not later than 45 days prior to any sinking fund payment date, anticipate all or part of the sinking fund payment due on such date by delivering Bonds of the ____ Series to the Trustee as a credit to such sinking fund payment and/or by notifying the Trustee in writing that it elects to apply as a credit against such sinking fund payment any Bonds of the _____ Series which shall have been redeemed at the option of the Company at the Regular Redemption Price at which such Bonds are redeemable as provided in Section ____ of this Supplemental Indenture;

   (17) (2) within twelve months preceding any sinking fund payment date but not later than 45 days prior to such sinking fund payment date, anticipate in whole at any time or in part from time to time the sinking fund payment due on such date by causing to be redeemed, at the redemption price at which Bonds of the _______ Series are then redeemable for the sinking fund, as provided in Section ____ hereof, Bonds of the _______ Series of an aggregate principal amount not exceeding the aggregate principal amount required to be retired to satisfy such sinking fund payment, and delivering to the Trustee notice in writing that such Bonds are being redeemed for account of the sinking fund; and

                 (3) in whole at any time or in part from time to time, but not later than 45 days prior to any sinking fund payment date, anticipate all or part of the sinking fund payment due on such date by delivering to the Trustee a certificate of available additions dated and prepared as provided in Section 3.03 of the Original Indenture showing as a credit against such sinking fund payment an amount of available additions equal to 166-2/3% of the sinking fund payment or part thereof so anticipated; provided, however, that so long as any Bonds of the _______ Series are outstanding, any available additions thus shown as a credit against any such sinking fund payment or part thereof shall (but without limiting the use of the amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of Section ____ of this Supplemental Indenture) be deemed to have been "included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit" and to have been "made the basis for action or credit hereunder" as such


____________________

        (16) May be omitted or changed if the Bonds of the series to which this Supplemental Indenture relates are to be nonredeemable, or the redemption provisions with respect thereto differ from those described.

        (17) May be omitted or changed if the Bonds of the series to which this Supplemental Indenture relates are to be nonredeemable, or the redemption provisions with respect thereto differ from those described.

        term is defined in Subsection H of Section 1.10 of the Original
        Indenture.

        No available Bond retirements which shall theretofore have been made the basis for action or credit under the Original Indenture or hereunder, and no retirements of Bonds of the ________ Series which shall theretofore have been credited upon the sinking fund for the Bonds of the ________ Series, shall be made the basis of a credit upon such sinking fund. Bonds which the Company has elected to apply as a credit upon any sinking fund payment in accordance with the provisions of clause (1) of the paragraph immediately preceding and/or redeemed in anticipation of any sinking fund payment in accordance with the provisions of clause (2) of the paragraph immediately preceding shall operate to reduce by their principal amount the principal amount of Bonds to be redeemed by such sinking fund payment, and any available additions which have been applied in anticipation of any sinking fund payment in accordance with the provisions of clause (3) of the paragraph immediately preceding shall operate to reduce by 60% of their amount the principal amount of Bonds to be redeemed by such sinking fund payment.

        A. All Bonds made the basis of a credit upon any sinking fund payment for Bonds of the _______ Series and/or (except with respect to Bonds on which a notation of partial payment shall be made as permitted by any provision of the Original Indenture, of any supplemental indenture or of any agreement entered into as permitted by the Original Indenture or by any supplemental indenture) redeemed (whether on any sinking fund payment date or in anticipation of any such sinking fund payment) by operation of the sinking fund for such _______ Series if not theretofore canceled shall be canceled and, so long as any Bonds of the _______ Series are outstanding, shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of Section 1.08 of this Supplemental Indenture) be made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture, including this Supplemental Indenture.

        B.  (i)  To the extent that

              (a) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment, and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1975 Series, or for Bonds of the 1977 Series, or for Bonds of the 1977 Second Series, or for Bonds of the 1984 Series, or for Bonds of the 1986 Series, or for Bonds of the 4-7/8% Series due 1987, or for Bonds of the 1990 Series, or for Bonds of the 1991 Series, or for Bonds of the 4-5/8% Series due 1993, or for Bonds of the 4-3/4% Series due 1993, or for Bonds of the 1994 Series, or for

                    Bonds of the 1995 Series, or for Bonds of the 1996 Series, or for Bonds of the 1996 Second Series, or for Bonds of the 1999 Series, or for Bonds of the 2000 Second Series,

        does not exceed

              (b) an amount equal to 1% of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after deducting from said aggregate principal amount the sum of the following amounts, in the event that such sum would equal $500,000 or more, namely, (1) the aggregate principal amount of Bonds of such Series theretofore redeemed by the application of the proceeds of property released from the lien of the Original Indenture or taken or purchased pursuant to the provisions of Article Six of the Original Indenture, and (2) the aggregate principal amount of Bonds of such Series theretofore redeemed and retired and made the basis for the withdrawal of such proceeds pursuant to Section 7.03 of the Original Indenture or certified pursuant to Section 6.06 of the Original Indenture in lieu of the deposit of cash upon the release or taking of property; and

        to the extent that

              (c) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series, or for Bonds of the 2005 Series, or for Bonds of the 2006 Series, or for Bonds of the 2007 Series, or for Bonds of the 2010 Series, or for Bonds of the 2012 Series, or for Bonds of the ________ Series,

        does not exceed that

              (d) an amount equal to (1) 1% of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of this subparagraph (i), minus (2) 60% of the amount of available additions made the basis of a credit against such sinking fund payment, the principal amount of Bonds so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of the sinking fund for Bonds of such Series shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of
Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of Section 1.08 of this Supplemental Indenture) be made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture, including this Supplemental Indenture; and

        (ii) to the extent that

              (e) in any given year the amount of available additions made the basis of a credit against any sinking fund payment for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series, or for Bonds of the 2005 Series, or for Bonds of the 2006 Series, or for Bonds of the 2007 Series, or for Bonds of the 2010 Series, or for Bonds of the 2012 Series, or for Bonds of the _______ Series,

        does not exceed

              (f) an amount equal to one and sixty-six and two-thirds one hundredths percent (1.66-2/3%) of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of subparagraph (i) of this paragraph B, the amount of available additions so made the basis of a credit against a sinking fund payment shall (but without limiting the use of the amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of Section 1.08 of this Supplemental Indenture) be deemed to have been "included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit" and to have been "made the basis for action or credit hereunder" as such term is defined in Subsection H of Section 1.10 of the Original Indenture.

        C. From and after the time when all Bonds of any of the Series (other than Bonds of the 1996 Second Series, Bonds of the 1999 Series and Bonds of the 2000 Second Series) referred to in (a) of paragraph B immediately preceding shall cease to be outstanding, and in the case of Bonds of the 1996 Second Series, Bonds of the 1999 Series and Bonds of the 2000 Second Series, for each of such Series from and after the time when the first Bond of such Series shall have been redeemed by operation of the sinking fund for Bonds of such Series, a principal amount of Bonds equal to the excess of

        (i) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (a) in all years, over

        (ii) the aggregate amounts set forth in (b) of paragraph B immediately preceding with reference to Bonds of such Series for all years,

shall become "available Bond retirements" as such term is defined in Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 (or, in the case of Bonds of the 1996 Second Series, Bonds of the 1999 Series and Bonds of the 2000 Second Series, in Item 3) of any "certificate of available Bond retirements" thereafter delivered to and/or filed with the Trustee pursuant to Section 3.02 of the Original Indenture; and from and after the time when all Bonds of any of the Series referred to in (c) of paragraph B immediately preceding shall cease to be outstanding, a principal amount of Bonds equal to the excess of

       (iii) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (c) in all years, over

        (iv) the aggregate amounts set forth in (d) of paragraph B immediately preceding with reference to Bonds of such Series for all years,

shall become "available Bond retirements" as such term is defined in Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 of any "certificate of available Bond retirements" thereafter delivered to and/or filed with the Trustee pursuant to Section 3.02 of the Original Indenture, and an amount of available additions equal to the excess of

         (v) the aggregate amount of available additions made the basis of a credit against all sinking fund payments for Bonds of such Series as set forth in (e) of paragraph B immediately preceding in all years, over

        (vi) the aggregate amounts set forth in (f) of paragraph B immediately preceding with reference to Bonds of such Series for all years,

shall become "available additions" as such term is defined in Section 1.10.I. of the Original Indenture and may thereafter be included in Item 5 of any "certificate of available additions" thereafter filed with the Trustee pursuant to Section 3.01 of the Original Indenture; provided, however, that the foregoing provisions of this paragraph C shall not become effective (except with respect to Bonds of the 1996 Second Series, Bonds of the 1999 Series and Bonds of the 2000 Second Series, as to each of which Series such provisions shall become effective regardless of any consent of holders of any Bonds from and after the time when the first Bond of such Series shall have been redeemed by operation of the sinking fund for Bonds of such Series) unless and until the holders of not less than 75% in principal amount of Bonds then outstanding or their attorneys-in-fact duly authorized, including the holders of not less than 60% in principal amount of the Bonds then outstanding of each series the rights of the holders of which are affected, shall have consented to the amendments of Subsections G, H, I and J of Section 1.10 and of Sections 3.01, 3.03 and 4.03 of the Original Indenture and of Sections 1.03 of the various Supplemental Indentures referred to in Subsections II and III of Section ____ of this Supplemental Indenture.

        Forthwith after the 45th day prior to each sinking fund payment date on which the Company will be required to make to the Trustee a payment in cash for the sinking fund for the Bonds of the _____________ Series, the Trustee shall proceed to select for redemption, in the manner provided in Article Nine of the Original Indenture, a principal amount of Bonds of the ____________ Series equal to the aggregate principal amount of Bonds redeemable with the money required to be paid as hereinbefore provided on the then next ensuing sinking fund payment date, and, for and on behalf of and in the name of the Company, shall give notice as required by the provisions of Section ____ of this Supplemental Indenture and Article Nine of the Original Indenture of the redemption for the sinking fund on the next ensuing _____________ the Bonds so selected. On or before the sinking fund payment date next preceding any _______ upon which any Bonds of the ____________ Series shall have been so called for redemption for the sinking fund, the Company shall pay to the Trustee the sum required to redeem the Bonds so called. All moneys so paid to the Trustee shall be applied by it to the redemption of the Bonds so called for redemption for the sinking fund.

        The Company will pay the interest accrued on Bonds redeemed for the sinking fund out of other moneys than those in the sinking fund, and will from time to time on request of the Trustee pay to the Trustee, otherwise than out of the sinking fund moneys, the cost of giving notice of redemption of Bonds for the sinking fund and any other expense in operating the sinking fund, the intention being that the sinking fund shall not be charged for such expenses.

        SECTION 1.04. Notwithstanding the provisions of Section 4.07 of the Original Indenture, the provisions of Sections 4.04, 4.05, and 4.06 of the Original Indenture shall remain in full force and effect and shall be performed by the Company so long as any Bonds of the ___________ Series remain outstanding.

        SECTION 1.05. The requirements which are stated in the next to the last paragraph of Section 1.13 and in Clause (9) of Paragraph A of Section 3.01 of the Original Indenture to be applicable so long as any of the Bonds of the 1975 Series are outstanding shall remain applicable so long as any of the Bonds of the ___________ Series are outstanding.

   (18) SECTION 1.06.  Notwithstanding the provisions of Section 2.06 or
Section 2.10 of the Original Indenture, the Company shall not be required (i) to issue, register, discharge from registration, exchange or transfer any Bond of the ____________ Series for a period of fifteen (15) days next preceding any selection by the Trustee of Bonds of the ______________ Series to be redeemed or (ii) to register, discharge from registration, exchange or transfer any Bond of the ______________ Series so selected for redemption in its entirety or
(iii) to exchange or transfer any portion of a Bond of the   _____________
Series which portion has been so selected for redemption.

        SECTION 1.07. So long as any Bonds of the ________ Series remain outstanding, all references to the minimum provision for depreciation in the form of certificate of available additions set forth in Section 3.03 of the Original Indenture shall be included in any certificate of available additions filed with the Trustee, but whenever Bonds of the __________ Series shall no longer be outstanding, all references to such minimum provisions for depreciation may be omitted from any such certificate.

        SECTION 1.08. I. Each holder of any Bond of the _________ Series, by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as hereinafter provided, Subsections A and G of Section 1.10 of the Original Indenture be amended so as to read as follows:

            "A. The term `bondable public utility property' shall mean and comprise any tangible property now owned or hereafter acquired by the Company and subjected to the lien of this Indenture, which is located in the States of Oregon, Washington, California, Arizona, New Mexico, Idaho, Montana, Wyoming, Utah and Nevada and is used or is useful to it in the business of furnishing or distributing electricity for heat, light or power or other use, or supplying hot water or steam for heat or power or steam for other purposes, including, without limiting the generality of the foregoing, all properties necessary or appropriate for purchasing, generating, manufacturing, producing, transmitting, supplying, distributing and/or disposing of electricity, hot water or steam; provided, however, that the term `bondable public utility property' shall not be deemed to include any nonbondable property, as defined in Subsection B of this Section 1.10, or any excepted property."

            "G. The term `minimum provision for depreciation' for the period from March 31, 1945 through December 31, 1966, as applied to bondable public utility property, whether or not subject to a prior lien, shall mean $35,023,487.50.


____________________

        (18) May be omitted or changed if the Bonds of the series to which this Supplemental Indenture relates are to be nonredeemable, or the redemption provisions with respect thereto differ from those described.

                 "The term `minimum provision for depreciation' for any
            calendar year subsequent to December 31, 1966, as applied to bondable public utility property, shall mean the greater of (i) an amount equal to 2% of depreciable bondable public utility property, as shown by the books of the Company as of January 1 of such year, with respect to which the Company was as of that date required, in accordance with sound accounting practice, to make appropriations to a reserve or reserves for depreciation or obsolescence, or (ii) the amount actually appropriated by the Company on its books of account to a reserve or reserves for depreciation or obsolescence in respect of depreciable bondable public utility property for such calendar year, in either case less an amount equal to the aggregate of (a) the amount of any property additions which during such calendar year were included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series, and (b) 166-2/3% of the principal amount of Bonds of any series which shall have been delivered to the Trustee as a credit, or which the Company shall have elected to apply as a credit, against any sinking fund payment due during such calendar year for Bonds of any series, or which shall have been redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment due during such calendar year for Bonds of any series. Bonds delivered to the Trustee as, or applied as, a credit against any sinking fund payment and Bonds redeemed in anticipation of any sinking fund payment, regardless of the time when they were actually delivered, applied or redeemed, for purposes of the preceding sentence shall be deemed to have been delivered, applied or redeemed, as the case may be, on the sinking fund payment date when such sinking fund payment was due. Bonds redeemed out of moneys paid to the Trustee on account of any sinking fund payment shall, regardless of the date when they were redeemed, for purposes of the second preceding sentence, be deemed to have been redeemed on the later of (i) the date on which such moneys were paid to the Trustee or (ii) the sinking fund payment date when such sinking fund payment was due.

                "The minimum provision for depreciation for any calendar year subsequent to December 31, 1966, as applied to bondable public utility property not subject to a prior lien, shall be determined as set forth in the paragraph immediately preceding, except that all references therein to `depreciable bondable public utility property' shall be deemed to be `depreciable bondable public utility property not subject to a prior lien'.

                "The minimum provision for depreciation as applied to bondable public utility property and the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien for any period commencing subsequent to December 31, 1966 which is of twelve whole calendar months' duration but is other than a calendar year or which is of less than twelve whole calendar months' duration shall be determined by multiplying the number of whole calendar months in such period by one-twelfth of the corresponding minimum provision for depreciation for the most recent calendar year completed prior to the end of such period, and fractions of a calendar month shall be disregarded.

            "The aggregate amount of the minimum provision for depreciation as applied to bondable public utility property and the aggregate amount of the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien from March 31, 1945 to any date shall be the sum of the corresponding minimum provision for depreciation for each completed calendar year between December 31, 1966 and such date, plus the corresponding minimum provision for depreciation for the period, if any, from the end of the most recent such completed calendar year to such date, in each case determined as set forth above, plus $35,023,487.50.

            "All Bonds credited against any sinking fund payment due subsequent to December 31, 1966 for Bonds of any series and (except as provided in Section 9.04 with respect to Bonds on which a notation of partial payment shall be made) all Bonds redeemed in anticipation of or out of moneys paid to the Trustee as a part of any sinking fund payment due subsequent to December 31, 1966 for Bonds of any series, shall be canceled and no such Bonds, nor any property additions which, subsequent to December 31, 1966, shall have been included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series, shall be made the basis of the authentication and delivery of Bonds or of any other further action or credit hereunder."

        II. Each holder of any Bond of the _______ Series, by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as hereinafter provided:

            (1) Subsection A of Section 1.10 of the Original Indenture, as the same may be amended as hereinabove in this Section 1.08 provided, be further amended by replacing the word "and" between the words "Utah" and "Nevada" with a comma and by adding after the word "Nevada" the words "and Alaska";

            (2) Subsection G of Section 1.10 of the Original Indenture, as the same may be amended as hereinabove in this Section 1.08 provided, be further amended by amending the second paragraph thereof to read as follows:

            "The term `minimum provision for depreciation' for any calendar year subsequent to December 31, 1966, as applied to bondable public utility property, shall mean the greater of (i) an amount equal to 2% of depreciable bondable public utility property, as shown by the books of the Company as of January 1 of such year, with respect to which the Company was as of that date required, in accordance with sound accounting practice, to make appropriations to a reserve or reserves for depreciation or obsolescence, or (ii) the amount actually appropriated by the Company on its books of account to a reserve or reserves for depreciation or obsolescence in respect of depreciable bondable public utility property for such calendar year, in either case less an amount equal to the aggregate of (a) the amount of any property additions which during such calendar year were included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit pursuant to the provisions of a sinking fund for Bonds of any series and which as a result of having been so included have been deemed, either without time limit or only so long as any Bonds of such series are outstanding, to have been `included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit' and to have been `made the basis for action or credit hereunder' as such term is defined in Subsection H of Section 1.10 of the Original Indenture, and (b) 166-2/3% of the principal amount of Bonds of any series which shall have been delivered to the Trustee as a credit, or which the Company shall have elected to apply as a credit, against any sinking fund payment due during such calendar year for Bonds of any series, or which shall have been redeemed in anticipation of, or out of moneys paid to the Trustee on account of, any sinking fund payment due during such calendar year for Bonds of any series and which as a result of having been so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of a sinking fund shall have been disqualified, either without time limit or only so long as any Bonds of such series are outstanding, from being made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture. Bonds delivered to the Trustee as, or applied as, a credit against any sinking fund payment and Bonds redeemed in anticipation of any sinking fund payment, regardless of the time when they were actually delivered, applied or redeemed, for purposes of the preceding sentence shall be deemed to have been delivered, applied or redeemed, as the case may be, on the sinking fund payment date when such sinking fund payment was due. Bonds redeemed out of moneys paid to the Trustee on account of any sinking fund payment shall, regardless of the date when they were redeemed, for purposes of the second preceding sentence, be deemed to have been redeemed on the later of (i) the date on which such moneys were paid to the Trustee or (ii) the sinking fund payment date when such sinking fund payment was due."

            (3) Subsection G of Section 1.10 of the Original Indenture, as the same may be amended as hereinabove in this Section 1.07 provided, be further amended by deleting therefrom the last two paragraphs thereof and inserting therein a new last paragraph to read as follows:

            "The aggregate amount of the minimum provision for depreciation as applied to bondable public utility property and the aggregate amount of the minimum provision for depreciation as applied to bondable public utility property not subject to a prior lien from March 31, 1945 to any date shall be the sum of the corresponding minimum provision for depreciation for each completed calendar year between December 31, 1966 and such date, plus (1) the corresponding minimum provision for depreciation for the period, if any, from the end of the most recent such completed calendar year to such date, in each case determined as set forth above, plus (2) $35,023,487.50, plus (3) an amount equal to the aggregate of (a) the amount of any property additions which, between December 31, 1966 and such date, became property additions of the character described in clause (a) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became `available additions' as a result of the fact that all Bonds of such series ceased to be outstanding, and (b) 166-2/3% of the principal amount of Bonds of any series which, between December 31, 1966 and such date, become Bonds of the character described in clause
        (b) of the second paragraph of this Subsection G and which, thereafter, also between December 31, 1966 and such date, became `available Bond retirements' as a result of the fact that all Bonds of such series ceased to be outstanding."

        III. Each holder of any Bond of the _______ Series, by acceptance of such Bond shall thereby consent that, at any time after the requisite consents, if any, of the holders of Bonds of other series shall have been given as hereinafter provided.

            (1) the subparagraph numbered (3) of the third paragraph of Section
        1.03 of each of the Sixteenth and the Eighteenth through the Twenty-first Supplemental Indentures and the third paragraph of Section
        1.03 of the Twenty-second Supplemental Indenture be amended by inserting before the words "any available additions thus shown as a credit" the phrase "provided, however, that so long as any Bonds of the
        ......... Series are outstanding" and inserting in the blank space of such phrase the applicable designation of the series of Bonds created by such supplemental indenture;

            (2)(i) the fifth paragraph of Section 1.03 of the Ninth through the Sixteenth Supplemental Indentures and the Eighteenth through the Twenty-second Supplemental Indentures, which begins with the words "All Bonds made the basis of a credit upon any sinking fund payment for Bonds", (ii) Section 1.03 of the Seventeenth, Twenty-third and Twenty-fourth Supplemental Indentures, (iii) the last sentence of the fourth paragraph of Section 1.03 of the First, Third, Fifth, Sixth and Seventh Supplemental Indentures, which begins with the words "All Bonds delivered to the Trustee as part of or to anticipate any sinking fund payment" and (iv) the last sentence of the fourth paragraph of Section
        4.03 of the Original Indenture, which begins with the words "All Bonds delivered to the Trustee as part of or to anticipate any sinking fund payment", each be amended so as to read as follows:

            "All Bonds made the basis of a credit upon any sinking fund payment, and/or (except with respect to Bonds on which a notation of partial payment shall be made as permitted by any provision of the Original Indenture, of any supplemental indenture or of any agreement entered into as permitted by the Original Indenture or by any supplemental indenture) redeemed (whether on any sinking fund payment date or in anticipation of any such sinking fund payment) by operation of the sinking fund, for Bonds of the 1975 Series, or for Bonds of the 1977 Series, or for Bonds of the 1977 Second Series, or for Bonds of the 1984 Series, or for Bonds of the 1986 Series, or for Bonds of the 4-7/8% Series due 1987, or for Bonds of the 1990 Series, or for Bonds of the 1991 Series, or for Bonds of the 4-5/8% Series due 1993, or for Bonds of the 4-3/4% Series due 1993, or for Bonds of the 1994 Series, or for Bonds of the 1995 Series, or for Bonds of the 1996 Series, or for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series if not theretofore canceled shall be canceled and, except as otherwise provided in the supplemental indenture creating such series of Bonds, or in another supplemental indenture amending such supplemental indenture, so long as any Bonds of such series are outstanding shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be made the basis of the authentication and delivery of Bonds or of any further action or credit under the Original Indenture or any supplemental indenture.

        "To the extent that

            (a) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment, and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1975 Series, or for Bonds of the 1977 Series, or for Bonds of the 1977 Second Series, or for Bonds of the 1984 Series, or for Bonds of the 1986 Series, or for Bonds of the 4-7/8% Series due 1987, or for Bonds of the 1990 Series, or for Bonds of the 1991 Series, or for Bonds of the 4-5/8% Series due 1993, or for Bonds of the 4-3/4% Series due 1993, or for Bonds of the 1994 Series, or for Bonds of the 1995 Series or for Bonds of the 1996 Series,

        does not exceed

            (b) an amount equal to 1% of the greatest aggregate principal amount of

                 Bonds of such Series theretofore at any one time outstanding, after deducting from said aggregate principal amount the sum of the following amounts, in the event that such sum would equal $500,000 or more, namely, (1) the aggregate principal amount of Bonds of such Series theretofore redeemed by the application of the proceeds of property released from the lien of the Original Indenture or taken or purchased pursuant to the provisions of Article Six of the Original Indenture, and (2) the aggregate principal amount of Bonds of such Series theretofore redeemed and retired and made the basis for the withdrawal of such proceeds pursuant to
                 Section 7.03 of the Original Indenture or certified pursuant to Section 6.06 of the Original Indenture in lieu of the deposit of cash upon the release or taking of property; and

to the extent that

            (c) in any given year the principal amount of Bonds made the basis of a credit upon any sinking fund payment, and/or redeemed (whether on a sinking fund payment date or in anticipation of a sinking fund payment) by operation of the sinking fund, for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series,

        does not exceed

            (d) an amount equal to (1) 1% of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of this paragraph, minus (2) 60% of the amount of available additions made the basis of a credit against such sinking fund payment, the principal amount of Bonds so made the basis of a credit upon a sinking fund payment and/or so redeemed by operation of the sinking fund for Bonds of such Series shall not (but without limiting the use of the principal amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section
        1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be made the basis of the authentication and delivery of Bonds or of any other further action or credit under the Original Indenture or any supplemental indenture; and

        to the extent that

            (e) in any given year the amount of available additions made the basis of a credit against any sinking fund payment for Bonds of the 1997 Series, or for Bonds of the 2000 Series, or for Bonds of the 2001 Series, or for Bonds of the 2002 Series, or for Bonds of the 2003 Series, or for Bonds of the 2003 Second Series,

        does not exceed

            (f) an amount equal to one and sixty-six and two-thirds one hundredths percent (1.66-2/3%) of the greatest aggregate principal amount of Bonds of such Series theretofore at any one time outstanding, after making the deductions from said aggregate principal amount referred to in clause (b) of this paragraph, the amount of available additions so made the basis of a credit against a sinking fund payment shall (but without limiting the use of the amount thereof in calculating any minimum provision for depreciation pursuant to the provisions of Subsection G of Section 1.10 of the Original Indenture as the same may be amended in accordance with the provisions of any supplemental indenture) be deemed to have been `included in an officers' certificate filed with the Trustee as the basis for a sinking fund credit' and to have been `made the basis for action or credit hereunder' as such term is defined in Subsection H of
        Section 1.10 of the Original Indenture.

            "From and after the time when all Bonds of any of the Series referred to in (a) of the paragraph immediately preceding shall cease to be outstanding, a principal amount of Bonds equal to the excess of

            (i) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (a) in all years, over

            (ii) the aggregate amounts set forth in (b) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

        shall become `available Bond retirements' as such term is defined in
        Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 of any `certificate of available Bond retirements' thereafter delivered to and/or filed with the Trustee pursuant to
        Section 3.02 of the Original Indenture; and from and after the time when all Bonds of any of the Series referred to in (c) of the paragraph immediately preceding shall cease to be outstanding, a principal amount of Bonds equal to the excess of

            (iii) the aggregate principal amount of Bonds made the basis of a credit upon all sinking fund payments and/or redeemed by operation of the sinking fund for Bonds of such Series as set forth in said (c) in all years, over

            (iv) the aggregate amounts set forth in (d) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

        shall become `available Bond retirements' as such term is defined in
        Section 1.10.J. of the Original Indenture and may thereafter be included in Item 4 of any `certificate of available Bond retirements' thereafter delivered to and/or filed with the Trustee pursuant to
        Section 3.02 of the Original Indenture, and an amount of available additions equal to the excess of

            (v) the amount of available additions made the basis of a credit against all sinking fund payments for Bonds of such Series as set forth in (e) of the paragraph immediately preceding in all years, over

            (vi) the aggregate amounts set forth in (f) of the paragraph immediately preceding with reference to Bonds of such Series for all years,

        shall become `available additions' as such term is defined in Section 1.10.I. of the Original Indenture and may thereafter be included in
        Item 5 of any `certificate of available additions' thereafter filed with the Trustee pursuant to Section 3.01 of the Original Indenture.";

            (3) subsection H of Section 1.10 of the Original Indenture be amended by inserting before the semicolon preceding clause (ii) thereof, and as a part of clause (I) thereof, the words "if, to the extent that, and so long as, the provisions of this Indenture or any supplemental indentures creating or providing for any such fund or any supplemental indentures amending the provisions creating or providing for any such fund shall preclude the use of property additions so included in an officers' certificate as the basis for further action or credit hereunder"; Subsection I of Section 1.10 of the Original Indenture be amended by changing the reference therein from "Item 5" to "Item 7"; and Subsection J of Section 1.10 of the Original Indenture be amended by changing the reference therein from "Item 4" to "Item 5";

            (4) paragraph (3) of Section 3.01(A) of the Original Indenture be amended by changing the period at the end thereof to a comma and adding the following words thereto: "except to the extent otherwise provided in this Indenture or in any supplemental indenture";

            (5) the Certificate of Available Additions set forth in Section 3.03.A. of the Original Indenture be amended by

                 (i) adding new paragraphs (5) and (6) thereto immediately preceding existing paragraph (5) thereof, as follows:

                      "(5) The aggregate amount, if any, of available additions included in Item 4 above which were so included because the same were made the basis of a credit upon any sinking fund payment for Bonds of any series and which have subsequently again become `available additions' as a result of the fact that all Bonds of such series ceased to be outstanding, is $.............

                      "(6) The aggregate amount of available additions heretofore made the basis for action or credit under said Indenture of Mortgage and which have not subsequently again become `available additions' as set forth in Item 5 above, namely Item 4 above minus Item 5 above is $............"

                (ii) renumbering existing paragraph (5) as paragraph (7) and changing the references in renumbered paragraph (7) from "Item 3 above minus Item 4 above" to "Item 3 above minus
                      Item 6 above",

                (iii) renumbering existing paragraphs (6) and (7) as paragraphs
                      (8) and (9) and changing the references in renumbered paragraph (9) from "Item 5 above minus Item 6 above" to "Item 7 above minus Item 8 above", and

                (iv) deleting "Item 7 above" in the second line of the paragraph immediately succeeding renumbered paragraph (9) and substituting "Item 9 above" therefor; and

            (6) the Certificate of Available Bond Retirements set forth in
        Section 3.03.B. of the Original Indenture be amended by

                (i) adding a new paragraph (4) thereto immediately preceding the existing paragraph (4) thereof, as follows:

                      "(4) The aggregate amount, if any, of Bonds previously made the basis of a credit upon any sinking fund payment for Bonds of any series, and/or redeemed (whether on a sinking fund payment date or in anticipation of sinking fund payment) by operation of the sinking fund for Bonds of such series, which have subsequently become `available Bond retirements' as a result of the fact that all Bonds of such series ceased to be outstanding is
                            $............"

                (ii) renumbering the existing paragraph (4) as paragraph (5) and revising the same to read as follows: "The amount of presently available Bond retirements, namely the sum of Items (1), (2), (3) and (4) above, is

                      $............"

                (iii) renumbering the existing paragraphs (5) and (6) as
                      (6) and (7), respectively, and changing the reference in renumbered paragraph (7) from "Item 4 minus Item 5" to "Item 5 minus Item 6".

        IV. The amendments of Subsections A, G, H, I and/or J of Section 1.10 of the Original Indenture, of Sections 3.01, 3.03 and/or 4.03 of the Original Indenture and/or of Section 1.03 of the First, Third, Fifth, Sixth, Seventh and Ninth through Twenty-fourth Supplemental Indentures set forth above shall, subject to the Company and the Trustee, in accordance with the provisions of
Section 17.02 of the Original Indenture, entering into an indenture or indentures supplemental to the Original Indenture for the purpose of so amending said Subsections A, G, H, I and/or J, Sections 3.01, 3.03 and/or 4.03 and/or Section 1.03, become effective at such time as the holders of not less than 75% in principal amount of Bonds then outstanding or their attorneys-in-fact duly authorized, including the holders of not less than 60% in principal amount of the Bonds then outstanding of each series the rights of the holders of which are affected by such amendment, shall have consented to such amendment. No further vote or consent of the holders of Bonds of the ________ Series shall be required to permit such amendments to become effective and in determining whether the holders of not less than 75% in principal amount of Bonds outstanding at the time such amendments become effective have consented thereto, the holders of all Bonds of the ________ Series then outstanding shall be deemed to have so consented.


        SECTION 1.09. This Article shall be of force and effect only so long as any Bonds of the _____ Series are outstanding.

                                  ARTICLE TWO.

                                    TRUSTEE.

        SECTION 2.01. The Trustee hereby accepts the trust hereby created. The Trustee undertakes, prior to the occurrence of an event of default and after the curing of all events of default which may have occurred, to perform such duties and only such duties as are specifically set forth in the Original Indenture as heretofore and hereby supplemented and modified, on and subject to the terms and conditions set forth in the Original Indenture as so supplemented and modified, and in case of the occurrence of an event of default (which has not been cured) to exercise such of the rights and powers vested in it by the Original Indenture as so supplemented and modified, and to use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Bonds issued hereunder or the due execution thereof by the Company. The Trustee shall be under no obligation or duty with respect to the filing, registration, or recording of this Supplemental Indenture or the re-filing, reregistration, or re-recording thereof The recitals of fact contained herein or in the Bonds (other than the Trustee's authentication certificate) shall be taken as the statements solely of the Company, and the Trustee assumes no responsibility for the correctness thereof.

                                 ARTICLE THREE.

                           MISCELLANEOUS PROVISIONS.

        SECTION 3.01. Although this Supplemental Indenture, for convenience and for the purpose of reference, is dated ________, 199__, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

        SECTION 3.02. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as heretofore supplemented and modified, and as supplemented and modified hereby, the Original Indenture as heretofore supplemented and modified is in all respects ratified and confirmed, and the Original Indenture as heretofore and hereby supplemented and modified shall be read, taken and construed as one and the same instrument. All terms used in this Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture except in cases where the context clearly indicates otherwise.

        SECTION 3.03. In case any one or more of the provisions contained in this Supplemental Indenture or in the Bonds or coupons shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental Indenture shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

        SECTION 3.04. This Supplemental Indenture may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

        IN WITNESS WHEREOF, Portland General Electric Company has caused this Supplemental Indenture to be signed in its corporate name by its President or one of its Senior Vice Presidents or one of its Vice Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries, and in token of its acceptance of the trusts created hereunder, Marine Midland Bank (formerly The Marine Midland Trust Company of New York) has caused this Supplemental Indenture to be signed in its corporate name by one of its Vice Presidents or one of its Assistant Vice Presidents or one of its Corporate Trust Officers and its corporate seal to be hereunto affixed and attested by one of its Corporate Trust Officers, all as of the day and year first above written.

                                            PORTLAND GENERAL ELECTRIC COMPANY



                                            By:
                                            -----------------------------------
                                            Title:

Attest:


-----------------------------------------------
                                      [Title]

                                                                         [Seal]


                                            MARINE MIDLAND BANK



                                            By:
                                            -----------------------------------
                                            Title:


Attest:


-----------------------------------------------
                                        [Title]
                                                                         [Seal]

State of Oregon             )
                            ) ss.:
County of Multnomah         )


        The foregoing instrument was acknowledged before me on this ___________ day of _______________, 199_ by _____________________, a _______________ of
PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, on behalf of said corporation.

                                                _______________________________
                                                Notary Public for Oregon
                                                My Commission Expires _________

[NOTARIAL SEAL]

State of New York           )
                            ) ss.:
County of _________         )


        The foregoing instrument was acknowledged before me on this ________________ day of __________, 199_ by ______________, an
________________________ of MARINE MIDLAND BANK, a New York banking corporation and trust company, on behalf of said corporation.

                               ___________________________________________
                               Notary Public, State of New York
                               No. ____________
                               Commission Expires ______________

[NOTARIAL SEAL]

State of Oregon             )
                            ) ss.:
County of Multnomah         )


        ______________________ and ____________________, a ______________ and
_____________, respectively, of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, the mortgagor in the foregoing mortgage named, being first duly sworn, on oath depose and say that they are the officers above-named of said corporation and that this affidavit is made for and on its behalf by authority of its Board of Directors and that the aforesaid mortgage is made by said mortgagor in good faith, and without any design to hinder, delay or defraud creditors.

        Subscribed and sworn to before me this _________ day of __________, 199_.


                                     ___________________________________________
                                     Notary Public for Oregon
                                     My Commission Expires __________

[NOTARIAL SEAL]

State of Oregon     )
                    ) ss.:
County of Multnomah )


        ______________________ and ____________________, a ______________ and
_____________, respectively, of PORTLAND GENERAL ELECTRIC COMPANY, an Oregon corporation, the mortgagor in the foregoing mortgage named, being first duly sworn, on oath depose and say that they are the officers above-named of said corporation and that this affidavit is made for and on its behalf by authority of its Board of Directors and that the aforesaid mortgage is made by said mortgagor in good faith, and without any design to hinder, delay or defraud creditors.

        Subscribed and sworn to before me this _________ day of __________, 199_.


                                     ___________________________________________
                                     Notary Public for Oregon
                                     My Commission Expires __________

[NOTARIAL SEAL]